UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On February 3, 2009, Irvine Sensors Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with 5 accredited individual investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company expanded its private placement that was previously disclosed on November 10, 2008 in a closing (the “Private Placement”) of the issuance of secured promissory notes in the original aggregate principal amount of $182,000 (the “Notes”) and, as consideration for making the advances under the Notes, agreed to issue to the Investors an aggregate of 113,750 shares of the Company’s Common Stock (the “Shares”). Such Shares have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration. The number of Shares being issued equals 25% of the principal amount of the Notes divided by $0.40.
The Notes bear interest at 12.0% per annum and will mature and become payable 6 months following their issuance. All amounts payable under the Notes are accelerated upon the occurrence of certain bankruptcy-related events. The Notes are secured by a security agreement in substantially all of the Company’s assets and such security interest is senior to certain obligations of the Company to Longview Fund, LP and Alpha Capital Anstalt pursuant to an intercreditor agreement and collateral agent agreement.
In consideration for services rendered as the lead placement agent in the Private Placement, the Company issued to J.P. Turner & Company, LLC (“JP Turner”) a five-year warrant to purchase 59,150 shares of the Company’s Common Stock at an exercise price of $0.40 per share (the “JP Warrant”), which represents 13% of the gross proceeds divided by $0.40. JP Turner also will receive, in consideration for services rendered as lead placement agent, (i) cash commissions aggregating $14,560, which represents 8% of the gross proceeds, (ii) a management fee of $3,640, which represents 2% of the gross proceeds and (iii) an expense allowance fee of $5,460, which represents 3% of the gross proceeds.
The Company has not granted registration rights with respect to the Shares or the JP Warrant. The proceeds from the Private Placement will be used to finance the working capital needs of the Company. The Company had 5,641,792 shares of Common Stock outstanding immediately prior to the Private Placement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Notes, the Shares and the JP Warrant have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors and JP Turner have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Subscription Agreement for Secured Promissory Notes
10.2	Form of Secured Promissory Notes
10.3	Security Agreement (1)
10.4	Collateral Agent Agreement (2)
10.5	Intercreditor Agreement (3)
10.6	Form of Warrants to Purchase Common Stock Issued to J.P. Turner & Company, LLC pursuant to Private Placement (4)

(1)	Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on December 16, 2008.

(2)	Incorporated by reference to Exhibit 10.4 filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on December 16, 2008.

(3)	Incorporated by reference to Exhibit 10.5 filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on December 16, 2008.

(4)	Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Current Report on Form 8-K as filed with the SEC on January 9, 2009.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION

(Registrant)

Dated: February 9, 2009	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer